Exhibit 99.2

CONTACT:	Media Contact:	Investor Contact:
	AnneMarie Mathews: 305-436-4799	Andrea DeMarco: 305-468-2463
	amathews@ncl.com	ademarco@ncl.com

NORWEGIAN CRUISE LINE HOLDINGS LTD. AGREES TO ACQUIRE

PRESTIGE CRUISES INTERNATIONAL, INC. FOR $3.025 BILLION

Acquisition immediately accretive to earnings without synergies; initial $25 million of synergies will result in high single-digit percentage adjusted EPS accretion

Combination results in a diversified cruise operator

with leading global cruise brands across market segments

Transaction enhances already best-in-class financial metrics

MIAMI – September 2, 2014 – Norwegian Cruise Line Holdings Ltd. (“Norwegian Cruise Line” or “Norwegian,” (NASDAQ: NCLH)), a leading global cruise operator, today announced it has entered into a definitive agreement to acquire Prestige Cruises International, Inc. (“Prestige”), the market leader in the upscale cruise segment and parent company of Oceania Cruises and Regent Seven Seas Cruises, in cash and stock for a total transaction consideration of $3.025 billion, including the assumption of debt.

“The acquisition of Prestige represents an extraordinary opportunity for Norwegian Cruise Line to expand our market presence by adding two established, award-winning brands in the upscale cruise segment with loyal followings,” said Kevin Sheehan, Norwegian Cruise Line’s chief executive officer. “Not only does this acquisition immediately enhance our financial performance, but it also deepens the bench of talent that we have been developing over the years. Our complementary strengths and skillsets will pave the way for new cross-selling opportunities, cross-brand collaboration, cross-business support, as well as joint partnerships which, coupled with meaningful synergies that can be quickly implemented, will provide solid accretion to earnings per share and drive long-term shareholder value,” added Sheehan.

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“We are excited to become part of the Norwegian family and start a new chapter for our company,” said Frank Del Rio, chairman and CEO of Prestige. “With Oceania and Regent, we have built iconic brands with distinctive product offerings and strong customer loyalty. The combination is very compelling and will allow us to further enhance our renowned guest experience. We are looking forward to joining the Norwegian team and building upon the success that our three brands have already achieved.”

Prestige operates eight ships and approximately 6,500 berths under two segment-leading brands. Oceania Cruises is the market leader in the upper-premium cruise segment with five ships offering destination-oriented cruise vacations to more than 330 ports around the globe, gourmet culinary experiences, elegant accommodations and personalized service. Regent Seven Seas Cruises is the market leader in the luxury cruise segment and operates three award-winning, all-suite ships, with an additional ship on order for delivery in summer 2016. Regent offers the industry’s most inclusive luxury vacation experience visiting over 250 destinations worldwide. Frank Del Rio will remain chief executive officer of Prestige.

“The combination of three distinct brands, each serving a different market segment, under one umbrella immediately creates an industry-leading cruise operator with an unmatched growth trajectory and a portfolio of products that allows us to appeal to guests at every stage of their life cycle,” added Sheehan. “We are fully committed to retaining the brand propositions, guest experiences and cultures of the Norwegian, Oceania and Regent brands that have allowed each to realize such success.”

Transaction Rationale

The compelling rationale to acquire Prestige includes:

•	The diversification of cruise market segments by adding upper premium and luxury brands;

•	The further enhancement of industry-leading financial metrics;

•	Opportunities for synergies and the sharing of best practices among brands;

•	An increase in economies of scale providing greater operational leverage;

•	The expansion of growth trajectory and global footprint; and

•	The opportunity to complement Norwegian’s new build program with the existing Regent order that provides measured, orderly capacity growth through 2019.

Transaction Details

The total transaction consideration of $3.025 billion includes the assumption of debt. Additionally, a contingent cash consideration of up to $50 million to Prestige shareholders would be payable upon achievement of certain 2015 performance metrics.

In early July, Norwegian’s Board of Directors formed a Transaction Committee and delegated it full authority to negotiate and approve a transaction. The Committee consisted entirely of disinterested directors. Genting Hong Kong Limited and certain funds affiliated with TPG Capital, each of whose consent was required pursuant to Norwegian’s existing shareholders’ agreement have consented to the transaction. The Transaction Committee, who retained its own financial and legal advisors, has unanimously approved the transaction. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the fourth quarter of 2014.

Norwegian will finance the acquisition with existing cash, new and existing debt facilities and the issuance of approximately 20.3 million shares of its common stock. Pursuant to the requirements of NASDAQ Rule 5635, holders of a majority of Norwegian’s common stock have consented to the issuance of such shares.

Barclays is acting as lead financial advisor to Norwegian, Deloitte Consulting, LLP is acting as diligence advisor and Weil, Gotshal & Manges LLP is providing legal counsel. UBS Investment Bank is acting as financial advisor to Prestige and Paul, Weiss, Rifkind, Wharton & Garrison LLP is providing legal counsel. Perella Weinberg Partners is acting as financial advisor to the Transaction Committee of the Norwegian Board of Directors and Cravath, Swaine & Moore LLP is providing legal counsel. J.P. Morgan Securities LLC and Deutsche Bank are also serving as financial advisors to Norwegian. Barclays, J.P. Morgan Securities LLC and Deutsche Bank have provided committed financing to Norwegian to support the acquisition.

Conference Call

Norwegian will host a conference call today, September 2, 2014 at 8:30 a.m. ET to discuss the transaction. A link to the live webcast along with a presentation can be found on Norwegian’s Investor Relations website at www.investor.ncl.com. A replay of the conference call will also be available on the website for 30 days after the call.

About Norwegian Cruise Line

Norwegian Cruise Line is the innovator in cruise travel with a 47-year history of breaking the boundaries of traditional cruising, most notably with the introduction of Freestyle Cruising which revolutionized the industry by giving guests more freedom and flexibility. Today, Norwegian invites guests to “Cruise Like a Norwegian” on one of 13 purpose-built Freestyle Cruising ships, providing guests the opportunity to enjoy a relaxed, resort style cruise vacation on some of the newest and most contemporary ships at sea. Recently, the line was named “Europe’s Leading Cruise Line” for the seventh consecutive year, as well as “Caribbean’s Leading Cruise Line” and “World’s Leading Large Ship Cruise Line” by the World Travel Awards.

Norwegian recently took delivery of its most innovative ship to date, the 4,000-passenger Norwegian Getaway in the first quarter 2014. The largest ship to homeport year-round in Miami, Norwegian Getaway boasts 28 dining options, including seafood restaurant Ocean Blue by famed New York Iron Chef Geoffrey Zakarian and a branch of Carlo’s Bake Shop by Buddy Valastro, star of the TLC series “Cake Boss.” The entertainment lineup includes Broadway shows Legally Blonde and Burn the Floor and a unique magical theatrical experience, the Illusionarium. Norwegian Getaway’s sister ship, Norwegian Breakaway, was named “Best New Ship of 2013” by the editors of Cruise Critic and “Best Rookie Cruise Ship” by the readers of Travel Weekly. Known as New York’s ship, Norwegian Breakaway is the largest vessel to homeport year-round in the city. Norwegian currently has four vessels on order at Meyer Werft for delivery in fall 2015, spring 2017, spring 2018 and fall 2019.

Norwegian Cruise Line is the official cruise line of the Miami Dolphins/Sun Life Stadium, The New York Knicks, Blue Man Group and Legends in Concert; and the official cruise line partner of The GRAMMY Awards and is an official partner of the Rockettes and Radio City Music Hall.

High resolution, downloadable images are available at www.ncl.com/pressroom. For further information on Norwegian Cruise Line, visit www.ncl.com, follow us on Facebook, Twitter, and Instagram @Norwegiancruiseline, Pin us on Pinterest, watch us on YouTube, or contact us in the U.S. and Canada at 888-NCL-CRUISE (625-2784), or visit www.ncl.com.

About Prestige

Prestige Cruises International, Inc. is the parent company of Oceania Cruises and Regent Seven Seas Cruises. Formed in 2007 to manage select assets in Apollo Management’s cruise investment portfolio,

Prestige is led by Chairman and CEO Frank Del Rio, the founder of Oceania Cruises. Prestige is the market leader in the upper-premium and luxury segments of the cruise industry with nearly 6,500 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Note on Forward-Looking Statements

This release may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future,” and similar expressions may identify forward-looking statements, which are not historical in nature. These forward-looking statements reflect Norwegian’s current expectations, and are subject to a number of risks, uncertainties, and assumptions. Among the important risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the parties’ ability to consummate the proposed transaction on the expected timetable or at all, the ability to obtain requisite regulatory approval without conditions, the satisfaction of the conditions to the consummation of the proposed transaction, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employee, customers and suppliers and any related impact on integration and anticipated synergies, the adverse impact of general economic conditions and related factors such as high levels of unemployment and underemployment, fuel price increases, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies as well as non-cruise vacation alternatives which could affect our ability to compete effectively; negative publicity surrounding the cruise industry; changes in fuel prices and/or other cruise operating costs; the risks associated with operating internationally, including changes in interest rates and/or foreign currency rates; the continued borrowing availability under our credit facilities and compliance with our financial covenants; our substantial indebtedness, including the inability to generate the necessary amount of cash to service our existing debt, and to repay our credit facilities; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel such as terrorist acts, acts of piracy, armed conflict and other international events; the impact of any future changes relating to how external distribution channels sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of delays, costs and other factors resulting from emergency ship repairs as well as scheduled repairs, maintenance and refurbishment of our ships; the delivery schedules and estimated costs of new ships on terms that are favorable or consistent with our expectations; the impact of problems encountered at shipyards, as well as, any potential claim, impairment loss, cancellation or breach of contract in connection with our contracts with shipyards; the impact of the spread of epidemics and viral outbreaks; the uncertain political environment in countries where we operate; the impact of weather and natural disasters; accidents and other incidents affecting the health, safety, security and vacation satisfaction of guests or causing damage to ships, which could cause the modification of itineraries or cancellation of a cruise or series of cruises; the impact of pending or threatened litigation and investigations; our ability to obtain insurance coverage on terms that are favorable or consistent with our expectations; the impact of any breaches in data security or other disturbances to our information technology and other networks; the impact of amendments to our collective bargaining agreements for crew members and other employee relation issues; the continued availability of attractive port destinations; our ability to attract and retain key personnel and qualified shipboard crew, maintain good relations with employee unions, maintain or renegotiate our collective bargaining agreements on favorable terms and prevent any disruptions in work; changes involving the tax, environmental, health, safety, security and other regulatory regimes in which we operate; increases in our future fuel costs related to implementing IMO regulations, which require the use of higher priced low sulfur fuels in certain cruising areas; the implementation of regulations in the U.S. requiring U.S. citizens to obtain passports for travel to additional foreign destinations; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Reports on Form 10-K filed by each of Norwegian Cruise Line Holdings Ltd. (“NCLH”) and NCL Corporation Ltd. (“NCLC”) with the SEC and subsequent filings by NCLH and NCLC. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

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